UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2015 Compensation, Bonus Plan and Equity Grants

On April 28, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Connecture, Inc. (the “Company”) approved base salaries for the Company’s named executive officers for the fiscal year ending December 31, 2015. In addition, the Committee approved 2015 target bonus payment percentages for each of the named executive officers under the Company’s 2015 Bonus Plan (the “Plan”).

On April 29, 2015, the Board approved the Plan. The Plan provides for the payment to certain of the Company’s employees and executive officers, including the Company’s named executive officers, of cash bonuses based upon the achievement of certain performance measures and payout formulas. For Robert Douglas Schneider and James P. Purko, the Company’s President and Chief Executive Officer and Chief Financial Officer and Secretary, respectively, achievement of the performance measures will be determined by reference to the Company’s consolidated bookings, revenue and adjusted EBITDA. For Mark E. Granville, Senior Vice President and General Manager, InsureAdvantage, achievement of the performance measures will be determined by reference both to the Company’s consolidated bookings, revenue and adjusted EBITDA and to the revenue and gross margin of the business unit of which Mr. Granville is a general manager. Targets for the foregoing performance measures will be determined by the Committee or the Board in connection with its annual budgeting process. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on April 29, 2015, the Board approved equity-based incentives to the Company’s named executive officers that were granted on such date pursuant to the Company’s 2014 Equity Incentive Plan and its related agreements, copies of which have been previously filed with the Securities and Exchange Commission (the “Commission”).

The following table sets forth the foregoing 2015 base salaries, target bonus payments and equity incentive grants for each of the Company’s named executive officers:

Named Executive Officer	2015 Base Salary		2015 Target Bonus(3)	Stock Options(4)	Restricted Stock Units(5)
Robert Douglas Schneider President and Chief Executive Officer	$400,000	(1)	125%	60,000	20,000

James P. Purko Chief Financial Officer and Secretary	$280,000	(1)	50%	37,500	12,500

Mark E. Granville Senior Vice President and General Manager, InsureAdvantage	$240,000	(2)	50%	30,000	10,000

(1)	Effective as of January 1, 2015.
(2)	Effective as of April 1, 2015.
(3)	The target bonus is a percentage of base salary.
(4)	All stock options granted have an exercise price equal to the closing price per share of the Company’s common stock on the date of grant. One third (1/3rd) of the options vest on the first anniversary of July 1, 2015, the vesting commencement date, and an additional one thirty-sixth (1/36th) of the options vest on the corresponding day of each month thereafter, such that the options will be fully vested as of the three year anniversary of the vesting commencement date.
(5)	Represents the right to receive one share of the Company’s common stock per restricted stock unit. One third (1/3rd) of the restricted stock units will vest on each anniversary of July 1, 2015, the vesting commencement date, such that the restricted stock units will be fully vested as of the three year anniversary of the vesting commencement date.

Amendment of Employment Agreements with James P. Purko and Mark E. Granville

On April 29, 2015, the Company and Messrs. Purko and Granville entered into amendments to their existing separation pay agreements to provide that in the event that either Mr. Purko or Mr. Granville is terminated without cause, he will be entitled to receive his then current base salary for a period of nine months from the date of such termination and the premium for his and his dependents’ group health care continuation coverage for nine months (the “Amendments”). The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which were filed as Exhibits 10.14.3 and 10.13.3, respectively, to the Company’s Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2014, filed with the Commission on April 29, 2015, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2015 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: May 1, 2015	/s/ James P. Purko
James P. Purko Chief Financial Officer